UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
OUTSET MEDICAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Outset Medical, Inc.
3052 Orchard Drive
San Jose, California 95134
Notice of Special Meeting of Stockholders
To Be Held on March 5, 2025
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Outset Medical, Inc. (the “Company”) will be held on Wednesday, March 5, 2025 at 8:30 a.m., Pacific Time, in a virtual format via live audio webcast. At the Special Meeting, you will be asked to vote on the following matters, as more fully described in the accompanying proxy materials:
1.
to approve the issuance of, or in excess of, 20% of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”) upon the conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b) or any successor rule, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) governing the Series A Preferred Stock (the “Issuance Proposal”);

2.
to approve, for the purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of Series A Preferred Stock to certain directors, officers and employees, and any shares of Common Stock issuable upon the conversion thereof (the “D&O Issuance Proposal”);

3.
to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, inclusive, as determined by our Board of Directors in its discretion, subject to our Board of Director’s authority to abandon such amendments (the “Reverse Stock Split Proposal”);

4.
to approve the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Board, the Chairman of the Board, the President or the Corporate Secretary of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”); and

5.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that our stockholders vote FOR each of the Issuance Proposal, the D&O Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal. Stockholders of record at the close of business on the record date, January 22, 2025, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Special Meeting.
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Special Meeting, please ensure your shares are represented by voting as promptly as possible. If you receive more than one proxy card because your shares are registered in different names or addresses, please vote according to the instructions for each proxy card received to ensure that all of your shares are counted. Shares held by banks, brokers or other nominees on your behalf should be voted according to the instructions you receive from such parties. Prompt voting will save the expense involved in further communication.
You can find detailed information regarding voting in the section entitled “Questions and Answers About Proxy Materials and Voting” on page 4 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2025.
This Notice of Special Meeting of Stockholders and the accompanying proxy statement are available on our website at https://investors.outsetmedical.com as well as at proxyvote.com.

By order of the Board of Directors,

John L. Brottem, General Counsel and Secretary San Jose, California 95134

   , 2025

i

Outset Medical, Inc.
3052 Orchard Drive
San Jose, California 95134

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 5, 2025

PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of Outset Medical, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at a special meeting of stockholders to be held on March 5, 2025, and at any adjournment or postponement thereof (the “Special Meeting”). The Special Meeting will be held at 8:30 a.m., Pacific Time, in a virtual format via live audio webcast. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about January    , 2025.
We will hold the Special Meeting as a virtual meeting via live audio webcast. You will be able to attend the Special Meeting, vote your shares electronically and submit your questions online by visiting www.virtualshareholdermeeting.com/OM2025SM and entering the 16-digit control number included in your proxy card or the voting instructions that accompanied these proxy materials. We believe that conducting the Special Meeting as a virtual meeting will encourage higher levels of stockholder participation and facilitate active and equal participation for all stockholders at no cost regardless of geographic location. We have designed our virtual format to help ensure that our stockholders who attend the Special Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
These materials are also available at https://investors.outsetmedical.com. Please note that information contained on our website does not constitute a part of, and is not incorporated by reference into, this proxy statement.
At the Special Meeting, our stockholders will be asked to vote on the following three proposals:
1.
to approve the issuance of, in excess of, 20% of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”) upon the conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b) or any successor rule, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) governing the Series A Preferred Stock (the “Issuance Proposal”);

2.
to approve, for the purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of Series A Preferred Stock to certain directors, officers and employees, and any shares of Common Stock issuable upon the conversion thereof (the “D&O Issuance Proposal”);

3.
to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, inclusive, as determined by our Board of Directors in its discretion, subject to our Board of Director’s authority to abandon such amendments (the “Reverse Stock Split Proposal”);

4.
to approve the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Board, the Chairman of the Board, the President or the Corporate Secretary of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”); and

5.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

BACKGROUND OF THE SOLICITATION
On January 3, 2025, we entered into securities purchase agreements (the “Purchase Agreements”) with various institutional investors, certain members of management, and certain members of the Company’s Board (the “Investors”) for the issuance and sale by the Company of an aggregate of 863,340 shares of Series A Preferred Stock (the “PIPE Transaction”). Pursuant to the Certificate of Designation, upon the Stockholder Approval (as defined below), each share of Series A Preferred Stock is automatically convertible into shares of Common Stock. Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued pursuant to the Purchase Agreements will not become convertible into shares of Common Stock until our stockholders approve the issuance of all Common Stock upon conversion of the Series A Preferred Stock (the “Stockholder Approval”). Following the Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into Common Stock at the conversion price of $0.80 per share subject to the terms and limitations contained in Certificate of Designation. In connection with the Purchase Agreements, we agreed to seek the Stockholder Approval via a special meeting of our stockholders.
In reaching its determination to approve the PIPE Transaction, the Board, with advice from our management, and legal and financial advisers, and during extensive discussions at multiple Board meetings, considered a number of factors, including but not limited to, capital needed to fund the Company’s current and expected operational plans through cashflow breakeven, potential alternative transactions, the dilutive nature of the PIPE Transaction to existing stockholders, and the terms and preferences of the Series A Preferred Stock relative to the Common Stock. After considering other avenues available to the Company, the Board determined that the PIPE Transaction, with a per share price established through arms-length negotiation with the lead Investors, who are unaffiliated with the Company or any of its officers or directors, was advisable and in the best interests of the Company and its stockholders. Simultaneous with the PIPE Transaction, the Company also secured up to $125 million in new debt financing with a new lender, borrowing $100 million at closing which was used, along with cash on hand, to repay $200 million in prior debt. The Company believes that the PIPE Transaction better addressed its needs than any of the other potential alternative transactions evaluated, including because it allowed the Company to reduce and extend the maturity of its outstanding indebtedness. Based on current projections, the Company expects the funds from the PIPE Transaction and debt financing to capitalize the Company through cashflow breakeven.

RECORD DATE AND QUORUM REQUIREMENTS
The close of business on January 22, 2025 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person virtually or represented by proxy, of the holders of a majority of the shares of the Company’s Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date will constitute a quorum. The Series A Preferred Stock will not be counted towards quorum because the shares of Series A Preferred Stock are non-voting shares and are not entitled to vote at the Special Meeting. Attendance at the Special Meeting, albeit virtual, constitutes presence in person for purposes of a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining the existence of a quorum. As of the Record Date, the following shares are issued and outstanding:
•	53,698,359 shares of our Common Stock; and
•	843,908 shares of our Series A Preferred Stock.
Except where required by Delaware law, the Series A Preferred Stock is non-voting.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Please see the procedures for voting your shares by mail, Internet or telephone on the enclosed proxy card and refer to the instructions in this proxy statement.
Who is entitled to vote at the Special Meeting, and how many votes do they have?
Only stockholders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Holders of Common Stock have one vote for each share of Common Stock held.
As of the Record Date, there are 53,698,359 shares of our Common Stock outstanding, all of which are entitled to vote on the Issuance Proposal, the D&O Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal.
Common Stock: Each share of our Common Stock outstanding as of the Record Date is entitled to one vote per share on all matters properly brought before the Special Meeting.
Series A Preferred Stock: No shares of Series A Preferred Stock outstanding as of the Record Date have the right to vote on any matters presented to the stockholders at the Special Meeting for approval.
What proposals will be voted on at the Special Meeting?
Stockholders will vote on the following at the Special Meeting:
1.	the Issuance Proposal;
2.	the D&O Issuance Proposal;
3.	the Reverse Stock Split Proposal;
4.	the Adjournment Proposal; and
5.	any other business that may properly come before the Special Meeting.
How does our Board recommend that stockholders vote on the proposals?
Our Board recommends a vote FOR the approval of the Issuance Proposal, FOR the approval of the D&O Issuance Proposal, FOR the approval of the Reverse Stock Split Proposal and FOR the approval of the Adjournment Proposal.
Is the approval of any proposal contingent on the approval of another proposal?
Yes, the D&O Issuance Proposal will only be deemed approved if the Issuance Proposal is also approved. The Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal are not contingent on each other or any other proposals.
How do I vote?
The procedures for voting in advance of the Special Meeting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee (a “broker”). You may also vote your shares electronically during a designated portion of the virtual Special Meeting after logging in as a “stockholder” with your 16-digit control number at www.virtualshareholdermeeting.com/OM2025SM. Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy in advance of the Special Meeting by one of the methods described below.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Morrow Sodali LLC
333 Ludlow Street, South Tower, 5th Floor
Stamford, CT 06902
Stockholders please call: 800-662-5200
Banks and brokers call: 203-658-9400
Email: OM.info@investor.sodali.com
Stockholders of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Special Meeting in three ways:
•
Vote by Internet. Go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on March 4, 2025 to be counted.

•
Vote by telephone. Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on March 4, 2025 to be counted.

•
Vote by mail. If you received printed copies of the proxy materials, complete, sign and date the enclosed proxy card, and return it promptly in the envelope provided. If your signed proxy card is received by 11:59 p.m. Eastern Time on March 4, 2025, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker
If, on the Record Date, your shares were held not in your name, but in an account with a broker as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The proxy materials are being forwarded to you by that broker who is considered the stockholder of record of those shares for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering a timely written notice of revocation of your proxy to the attention of the Secretary at the following address: 3052 Orchard Drive, San Jose, California 95134;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone) that is received no later than March 4, 2025;
•	voting again over the Internet or by telephone as instructed above before 11:59 Eastern Time on March 4, 2025 (only your latest Internet or telephone vote is counted); or
•	attending the virtual Special Meeting and voting during the meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or as otherwise instructed by such bank, broker or nominee.
What constitutes a quorum?
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person virtually or represented by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum.

Attendance at the Special Meeting, albeit virtual, constitutes presence in person for purposes of a quorum. Shares voted FOR, AGAINST or ABSTAIN or properly executed proxy cards returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining the existence of a quorum.
What vote is required to approve each Proposal and how are abstentions and broker non-votes treated?
Issuance Proposal. The Issuance Proposal must receive FOR votes from the holders of a majority of votes cast on the proposal. Abstentions and broker non-votes with respect to the Issuance Proposal will not be considered “votes cast” and so will have no effect on this proposal.
D&O Issuance Proposal. The D&O Issuance Proposal must receive FOR votes from the holders of a majority of votes cast on the proposal. Abstentions and broker non-votes with respect to the Issuance Proposal will not be considered “votes cast” and so will have no effect on this proposal.
Reverse Stock Split Proposal. The Reverse Stock Split Proposal must receive FOR votes from the holders of a majority of votes cast on the proposal. Abstentions with respect to the Reverse Stock Split Proposal will not be considered “votes cast” and so will have no effect on this proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on this proposal.
Adjournment Proposal. The Adjournment Proposal must receive FOR votes from the holders of a majority of votes cast on the proposal. Abstentions with respect to the Adjournment Proposal will not be considered “votes cast” and so will have no effect on this proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on this proposal.
Will there be any broker non-votes?
Brokers holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote such shares on “routine” matters but not on any “non-routine” matters. The Reverse Stock Split Proposal and the Adjournment Proposal are matters we believe will be considered “routine” and, therefore, brokers will have discretionary authority to vote on these proposals and there will not be any broker non-votes. Brokers do not always exercise this discretionary authority, and if your broker does not (and you have not given any voting direction), your shares will not be voted. We believe the Issuance Proposal and the D&O Issuance Proposal are non-routine proposals and may not be voted upon by your broker in the absence of any instruction from you as to how you would like your shares to be voted. We strongly encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted in accordance with your instructions at the Special Meeting.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on March 4, 2025 (or if the Special Meeting is adjourned, by 11:59 p.m. Eastern Time on the day immediately preceding the day on which the Special Meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.
If you hold your shares through a broker, please refer to your voting instruction card for instructions and applicable deadlines.
How can I attend the Special Meeting online?
To join the Special Meeting online, visit www.virtualshareholdermeeting.com/OM2025SM and log in as a stockholder with your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
When can I join the virtual Special Meeting?
The meeting will begin promptly at 8:30 a.m., Pacific Time, on Wednesday, March 5, 2025. You may access the meeting platform beginning at 8:15 a.m. Pacific Time, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.

Can I ask questions during the virtual Special Meeting?
Yes. If you are logged in as a stockholder at the virtual Special Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Special Meeting. Once you are logged in, type your question into the question box and click “submit.”
Subject to time constraints, we intend to answer questions submitted by stockholders pertinent to the meeting matters during the Special Meeting that comply with our rules of conduct for the Special Meeting, which will be posted on the meeting website during the meeting as well as on the Investors section of our website prior to the meeting.
How do I vote during the virtual Special Meeting?
You will have an opportunity to vote your shares electronically during a designated portion of the virtual Special Meeting after logging in as a stockholder with your 16-digit control number at www.virtualshareholdermeeting.com/OM2025SM. Whether or not you plan to join the Special Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
What if I lost my 16-digit control number?
If you do not have your 16-digit control number, you will still be able to log in to the virtual Special Meeting as a guest. To join the meeting webcast, visit www.virtualshareholdermeeting.com/OM2025SM and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
What if I did not receive a 16-digit control number?
If you are a beneficial owner of shares held in street name and did not receive a 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker well in advance of the Special Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a stockholder. Instructions should also be provided on the voting instruction form provided by your broker. Without first obtaining your 16-digit control number and logging in as a stockholder, you will still be able to attend the meeting by logging in as a guest, however, you will not be able to vote your shares or ask questions during the meeting.
What if I have technical difficulties?
On the meeting day, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number posted on the Special Meeting login page at www.virtualshareholdermeeting.com/OM2025SM. Technical support information will also be available on the Special Meeting login page prior to the meeting day.
Will a list of stockholders be available for inspection prior to and during the meeting?
Yes, a complete list of stockholders of record will be available for inspection by any stockholder for at least ten (10) days prior to the Special Meeting during ordinary business hours at our headquarters located at 3052 Orchard Drive, San Jose, California 95134. In addition, the list will be available for inspection online during the virtual Special Meeting if you logged in as a stockholder with your 16-digit control number.
Will a recording of the meeting be available?
Yes, following the Special Meeting, a recording of the meeting will be available on www.virtualshareholdermeeting.com/OM2025SM for one year following the meeting date.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

What does it mean if I receive more than one full-set of proxy materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of shares of our Common Stock and you sign and return a proxy card without giving specific voting instructions, your shares will be voted:
•	FOR the approval of the Issuance Proposal;
•	FOR the approval of the D&O Issuance Proposal;
•	FOR the approval of the Reverse Stock Split Proposal; and
•	FOR the approval of the Adjournment Proposal.
If you hold your shares in street name via a broker and return a signed but blank voting instruction card (and do not otherwise provide the broker with voting instructions), your shares will be counted as present for purposes of establishing a quorum and will be voted in accordance with the broker’s discretion on the Reverse Stock Split Proposal and the Adjournment Proposal, but will not be voted on any non-routine matters that are properly presented at the Special Meeting, such as the Issuance Proposal or the D&O Issuance Proposal, which are non-routine matters.
Our Board knows of no matter to be presented at the Special Meeting other than the Issuance Proposal, the D&O Issuance Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal. If any other matters properly come before the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Where can I find the voting results of the Special Meeting?
The preliminary results of the voting on the proposals will be reported at the Special Meeting. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.
Who is making this solicitation?
This proxy solicitation is being made on behalf of our Board. The Company has engaged Morrow Sodali LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements which are not expected to exceed $50,000 in total.
Who will bear the costs of this solicitation?
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the full-set of proxy materials, including this proxy statement, the proxy card, and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

PROPOSAL ONE: ISSUANCE PROPOSAL
APPROVE THE ISSUANCE OF, OR IN EXCESS OF, 20% OF OUR OUTSTANDING COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED STOCK AT LESS THAN THE “MINIMUM PRICE” UNDER NASDAQ LISTING RULE 5635(D), AND WHICH MAY BE DEEMED A “CHANGE OF CONTROL” UNDER NASDAQ LISTING RULE 5635(B), PURSUANT TO THE TERMS OF THE CERTIFICATE OF DESIGNATION GOVERNING THE SERIES A PREFERRED STOCK
We are asking our stockholders to consider and vote upon a proposal that provides for the issuance of a number of shares of our Common Stock equaling, or exceeding, 20% of our outstanding shares of Common Stock upon the conversion of Series A Preferred Stock that we issued in a private placement in January 2025, at less than the “minimum price” under Nasdaq Listing Rule 5635(d) and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), pursuant to the terms of the Series A Preferred Stock.
On January 3, 2025, we entered into the Purchase Agreements with the Investors for the issuance and sale by the Company of an aggregate of 863,340 shares of Series A Preferred Stock. We did this to raise the funds we believed were necessary to retire debt and finance the Company based on our current projections through cash flow breakeven. Pursuant to the Certificate of Designation that was filed with the Delaware Secretary of State on January 7, 2025, each share of Series A Preferred Stock, upon the Stockholder Approval, is automatically convertible into shares of Common Stock. The Purchase Agreements contain customary representations, warranties, and covenants of the Company and the Investors.
Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in pursuant to the Purchase Agreements will not become convertible into shares of Common Stock until our stockholders approve the issuance of all Common Stock upon conversion of the Series A Preferred Stock. On the third business day following receipt of the Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into Common Stock, at the conversion price of $0.80 per share, subject to the terms and limitations contained in Certificate of Designation.
The Certificate of Designation provides that a holder of Series A Preferred Stock shall not effect any conversion of the Series A Preferred Stock and such Series A Preferred Stock shall not be automatically converted, to the extent that, after giving effect to the conversion, the holder and its affiliates and Attribution Parties (as defined in the Certificate of Designation) would beneficially own in excess of the Maximum Percentage (as defined below). For purposes of determining the Maximum Percentage, the number of shares of Common Stock beneficially owned by such holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which such determination is being made, but will exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining unconverted portion of the Series A Preferred Stock beneficially owned by such holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained in the Certificate of Designation, beneficially owned by such holder or any of its affiliates or Attribution Parties. To the extent that the Maximum Percentage applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by such holder together with any affiliates and Attribution Parties) and of how many shares of Series A Preferred Stock are convertible is in the sole discretion of such holder. The Maximum Percentage is 19.9% or such other percentage designated by the applicable holder in the applicable Purchase Agreements (the “Maximum Percentage”). A holder of Series A Preferred Stock may (i) reset the Maximum Percentage to a higher percentage, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) reset the Maximum Percentage to a lower percentage provided that such decrease shall not become effective until the latest of (x) 8:00 a.m. Eastern time on the fourth business day after the date of the Stockholder Approval, (y) if Stockholder Approval is not obtained within six months after the initial issuance of the Series A Preferred Stock, the date that is three business days after the date that is six months after the initial issuance of the Series A Preferred Stock, and (z) the third (3rd) day after such written notice is delivered to the Company.

Additional information concerning the Purchase Agreements, the Certificate of Designation and the Series A Preferred Stock is contained in our Current Reports on Form 8-K filed with the SEC on January 6, 2025 and January 8, 2025, which are incorporated by reference herein.
Why We Need Stockholder Approval
Our Common Stock is listed on The Nasdaq Global Select Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of Common Stock upon conversion of the Series A Preferred Stock and the Issuance Proposal.
Nasdaq Listing Rule 5635(d)(2)
Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the price of the last transaction of Common Stock during the day’s trading session (as reflected on Nasdaq.com, the “Nasdaq Official Closing Price”) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). The Purchase Agreements were signed on January 3, 2025 after trading hours. On January 3, 2025, the closing price of our Common Stock was $1.40 and the average closing price of our Common Stock for the five trading days immediately preceding the signing of the Purchase Agreements was $1.16. As described above, upon Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into Common Stock, at the conversion price of $0.80 per share, subject to the terms and limitations contained in the Certificate of Designation. Therefore, the conversion of the Series A Preferred Stock will result in the issuance of Common Stock equaling, or exceeding, 20% of our outstanding shares of Common Stock at less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2). The stockholder approval requirement described above was included in the Purchase Agreements and Certificate of Designation to comply with Nasdaq Listing Rule 5635(d)(2).
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. As described above, upon Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into Common Stock. As a result, the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock with respect to the transactions contemplated by the Purchase Agreements will result in the issuance of shares of Common Stock equaling, or exceeding, 20% of the issued and outstanding Common Stock as of the date of the Purchase Agreements and it is possible that such issuance, either alone or together with shares of Common Stock previously held by a holder of Series A Preferred Stock, could result in the creation of a new ownership position that would be the Company’s largest ownership position. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).
Potential Effects of Approval of this Proposal
If the Issuance Proposal is approved, the issuance of shares of our Common Stock upon conversion of Series A Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. For example, on the third business day following receipt of the Stockholder Approval, the Series A Preferred Stock shall automatically convert into Common Stock at the conversion price of $0.80 per share, subject to the terms and limitations contained in the Certificate of Designation, resulting in the issuance of approximately 215,835,000 shares of Common Stock (or 210,977,000 shares of Common Stock if the D&O Issuance Proposal is not approved), which would increase our Common Stock outstanding as of December 31, 2024 from 52,943,808 shares to 268,778,808 shares (an increase of 408%); provided that if the issuance of Common Stock upon conversion of Series A Preferred Stock would result in a holder exceeding the Maximum

Percentage, such excess shares of Series A Preferred Stock shall remain outstanding. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series A Preferred Stock in order to maintain their proportionate ownership of the Common Stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series A Preferred Stock there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock.
Potential Effects of Non-Approval of this Proposal
If the Issuance Proposal is not approved by our stockholders at the Special Meeting, the Series A Preferred Stock will not become convertible into Common Stock. Accordingly, we will be unable to issue any shares of Common Stock underlying the Series A Preferred Stock and the current holders of Series A Preferred Stock will retain their shares of Series A Preferred Stock. Pursuant to the terms of the Purchase Agreements, we are obligated to resubmit the Issuance Proposal for approval of our stockholders at least every sixty (60) days until such approval is obtained.
Additionally, from the date that is six months following the date of the first issuance of the Series A Preferred Stock (the “Six Month Date”) until receipt of stockholder approval of the conversion of the Series A Preferred Stock into shares of Common Stock (the “Conversion Approval”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, at an annual rate of eight percent (8%) compounded annually on the original per share price of $200.00 (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the Conversion Approval is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designation. As of the date of issuance of the Series A Preferred Stock, the Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company whether voluntarily or involuntarily, but from the Six Month Date until receipt of the Conversion Approval, the Series A Preferred Stock shall rank senior to the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.
In addition, while the Series A Preferred Stock does not have voting rights (except as otherwise required by law), as long as any shares of Series A Preferred Stock are outstanding, the Company cannot, without the affirmative vote of the holders of 60% of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (b) alter or amend the Certificate of Designation, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company.
Vote Required
The affirmative vote of a majority of the shares of Common Stock cast at the Special Meeting is required for the approval of this proposal. Abstentions and broker non-votes will have no effect on this proposal.
Additional Board Rationale
The Board determined that Proposal One is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal One. As noted above, the Board determined the PIPE Transaction, with a per share price established through arms-length negotiation with the lead Investors, whom are unaffiliated with the Company or any of its officers or directors, was advisable and in the best interests of the Company. The Board considered a number of factors, including but not limited to, capital needed to fund the Company’s current and expected operational plans through cashflow breakeven, potential alternative transactions, the dilutive nature of the PIPE Transaction to existing stockholders, and the terms and preferences of the Series A Preferred Stock relative to the Common Stock. Simultaneous with the PIPE Transaction, the Company also secured up to $125 million in new debt financing with a new lender, borrowing $100 million at closing which was used, along with cash on hand, to repay $200 million in prior debt. The Company believes that the PIPE Transaction better addressed its needs than any of the other potential alternative transactions evaluated, including because it allowed the Company to reduce and extend the maturity of its outstanding indebtedness. Based on current projections, the Company expects the funds from the PIPE Transaction and the debt financing to capitalize the Company through cashflow breakeven.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF
PROPOSAL ONE.

PROPOSAL TWO: D&O ISSUANCE PROPOSAL
APPROVAL OF THE ISSUANCE OF CERTAIN SHARES OF SERIES A PREFERRED STOCK TO
CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES AND ANY SHARES OF COMMON STOCK
ISSUABLE UPON THE CONVERSION THEREOF
Background
As mentioned above, on January 3, 2025, we entered into Purchase Agreements with new and existing investors. These investors included certain of our directors, officers and employees and entities affiliated with these directors, officers and employees. The directors, officers and employees agreed to purchase 19,432 shares of Series A Preferred Stock at a price of $200 per share of Series A Preferred Stock.
Why We Need Stockholder Approval
Our Common Stock is listed on The Nasdaq Global Select Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(c), which requires stockholder approval in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to our officers, directors, employees or consultants at a discount to the market value of the Common Stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation. The issuance of our Common Stock underlying the Series A Preferred Stock may result in shares of our Common Stock being issuable to Leslie Trigg, Patrick T. Hackett, Brent D. Lang, D. Keith Grossman, Karen Drexler, Isaac Stockwell, Jennifer Sipple, Dinamarie Stefani, Laura Romike, Brett Fogg, Brandon Felts, Evin Macaluso, and John Geraci, each of which are our executive officers, non-executive employees and/or members of our Board of Directors, or certain of their affiliates, upon conversion of their Series A Preferred Stock, at a price which may be deemed to be below the fair market value of our Common Stock at the time we sold our Series A Preferred Stock to these holders (as described above). Thus, the issuance of such shares of Common Stock may be considered “equity compensation” under Nasdaq Listing Rule 5635(c). By approving this Proposal Two, you are approving the proposal for purposes of the requirements under Nasdaq Listing Rule 5635(c), which may result in Leslie Trigg, Patrick T. Hackett, Brent D. Lang, D. Keith Grossman, Karen Drexler, Isaac Stockwell, Jennifer Sipple, Dinamarie Stefani, Laura Romike, Brett Fogg, Brandon Felts, Evin Macaluso, and John Geraci, or one of their affiliates, acquiring shares of our Common Stock at a price of less than fair market value. In order for their shares of Common Stock to be fully issued as contemplated by the applicable Purchase Agreement, stockholder approval is required because, for purposes of the Nasdaq Listing Rule 5635(c), the issuance of the Series A Preferred Stock could result in shares of our Common Stock being issuable to Leslie Trigg, Patrick T. Hackett, Brent D. Lang, D. Keith Grossman, Karen Drexler, Isaac Stockwell, Jennifer Sipple, Dinamarie Stefani, Laura Romike, Brett Fogg, Brandon Felts, Evin Macaluso, and John Geraci, or certain of their affiliates upon conversion of their Series A Preferred Stock.
The closing price of our Common Stock immediately preceding the signing of the Purchase Agreements was $1.40 per share.
Potential Effects of Approval of this Proposal
If the D&O Issuance Proposal is approved, the issuance of shares of our Common Stock upon conversion of the Series A Preferred Stock issued to certain of our directors, officers and employees and entities affiliated with these directors, officers and employees would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Approval of the D&O Issuance Proposal would increase the number of shares of our Common Stock issuable upon conversion of the Series A Preferred Stock by an incremental 4,858,000 shares of Common Stock; provided that if the issuance of Common Stock upon conversion of Series A Preferred Stock would result in a holder exceeding the Maximum Percentage, such excess shares of Series A Preferred Stock shall remain outstanding. The consequences of the issuance of additional shares of our Common Stock upon conversion of the Series A Preferred Stock are consistent with those described above under the Issuance Proposal.

Potential Effects of Non-Approval of this Proposal
If the D&O Issuance Proposal is not approved by our stockholders at the Special Meeting, certain of our directors, officers and employees and entities affiliated with these directors, officers and employees will not purchase shares of Series A Preferred Stock. 19,432 fewer shares of Series A Preferred Stock would be issued and the Company would not receive the corresponding purchase price of $3,886,400.
Vote Required
The affirmative vote of a majority of the shares of Common Stock cast at the Special Meeting is required for the approval of this proposal. Abstentions and broker non-votes will have no effect on this proposal. The D&O Issuance Proposal is contingent on the approval of the Issuance Proposal and accordingly the D&O Issuance Proposal will only be deemed approved if the Issuance Proposal is also approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF
PROPOSAL TWO.

PROPOSAL THREE: REVERSE STOCK SPLIT PROPOSAL
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT
REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN
DETERMINED BY OUR BOARD
Overview
The Reverse Stock Split Proposal is a proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, inclusive (the “Split Ratio Range”), in the form set forth in Appendix A to this Proxy Statement. The Reverse Stock Split Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect the reverse stock split (without reducing the number of authorized shares of our Common Stock) with a split ratio within the Split Ratio Range, if and when determined by our Board. Our Board has deemed advisable, approved and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Appendix A to this Proxy Statement.
If we receive the required stockholder approval of this proposal, our Board will have the sole authority to elect, at any time prior to the one year anniversary of the Special Meeting, whether or not to effect a reverse stock split. Even with stockholder approval of the Reverse Stock Split Proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.
If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our Common Stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our Common Stock and would not impact the total number of authorized shares of our Common Stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock.
Under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation at the Special Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, business developments and our actual and projected financial performance.
Purpose and Overview of the Reverse Stock Split
We believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for or provide services to a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our Common Stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.
We further believe that a higher stock price could help us improve relations with existing and potential new customers. We believe that some prospective customers may take a more cautious view of a company with a low stock price, regardless of the size of the company’s market capitalization, and may be less likely to use a product or service from such a company. If the reverse stock split successfully increases the per-share price of our Common Stock, we believe this increase would reduce the likelihood of a potential negative sentiment from both existing and potential customers.
In addition, by potentially increasing our stock price, the reverse stock split may reduce the risk that our Common Stock could be delisted from The Nasdaq Global Select Market. To maintain the listing of our Common Stock on The Nasdaq Global Select Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum closing bid price of at least $1.00 per share. Pursuant to the Nasdaq Marketplace Rules, if the closing bid price of our Common Stock is not equal to or greater than $1.00 for 30 consecutive trading days, Nasdaq will send a deficiency notice to us. Thereafter, if our Common Stock does not close at a minimum bid price of  $1.00 or more for 10 consecutive trading days within 180 calendar days of the deficiency notice, then Nasdaq may determine to delist the common stock. For example, in September 2024, we were notified by Nasdaq that we no longer complied with the minimum bid price requirement. Prior to the end of the initial 180-day compliance period, we were notified by Nasdaq that we had regained compliance with the minimum bid price requirement. However, there is no assurance that we will be able to maintain compliance with the minimum bid price requirement or other applicable Nasdaq listing rules.
We believe that the decrease in the number of shares of our outstanding Common Stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is effectuated. The proposed reverse stock split is not intended to be an anti-takeover device.
There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.
In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Even if our stockholders approve the Reverse Stock Split Proposal, our Board reserves the right not to effect the proposed amendment in its entirety if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.
Risks Associated with the Reverse Stock Split
We cannot predict whether the reverse stock split, if completed, will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•	the market price per share of our Common Stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.
In addition, the reverse stock split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.
The market price of our Common Stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Principal Effects of the Reverse Stock Split on the Market for Our Common Stock
On    , 2025, the closing price for our Common Stock on the Nasdaq Global Select Market was $   per share. By decreasing the number of shares of our Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. However, there can be no assurance that the market price of the Common Stock would rise to or maintain any particular level. In addition, the fewer number of shares of Common Stock that will be available to trade will possibly cause the trading market of our Common Stock to become less liquid, which could have an adverse effect on the price of our Common Stock.
Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares
If our stockholders approve the Reverse Stock Split Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our Common Stock, depending on the Split Ratio Range set forth in such amendment, from 53,698,359 shares as of the Record Date to between approximately 5,369,835 shares and approximately 3,579,890 shares. If the reverse stock split is effectuated, the total number of shares of our Common Stock each stockholder holds would be reclassified automatically into the number of shares of our Common Stock equal to the number of shares of our Common Stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.
Effecting the reverse stock split will not change the total authorized number of shares of our Common Stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. Other than the shares issuable upon conversion of the Series A Preferred Stock (if the Issuance Proposal and/or D&O Issuance Proposals are approved), for which there are already sufficient unissued shares of our Common Stock authorized, and shares available for future issuance under our 2010 Stock Incentive Plan, our 2019 Equity Incentive Plan, our 2020 Equity Incentive Plan, and our Employee Stock Purchase Plan (collectively, the “Plans”), we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed reverse stock split at this time. However, we have in the past conducted certain public and private offerings of our securities, and we may continue to require additional capital in the future to fund our operations. As a result, it is possible that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.
The reverse stock split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by Nasdaq, on the last trading day prior to the effective date of the split. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation and the date a stockholder receives payment for the cashed-out fractional shares. The payment amount would be paid to the stockholder in accordance with the procedures outlined below.
After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Principal Effects of the Reverse Stock Split on Outstanding Equity
As of the Record Date, we had outstanding (a) options to purchase an aggregate of 1,379,317 shares of our Common Stock with exercise prices ranging from $3.43 to $55.61 per share, (b) warrants to purchase an aggregate of 5.687,794 shares of our Common Stock with exercise prices ranging from $0.80 to $8.22 per share, and (c) 3,801,434 RSUs outstanding (including performance-based RSUs at target). Under the terms of the Plans, the Compensation Committee of our Board (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted under our Plans in the event of a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under the Plans, as well as the number of shares subject to any outstanding award under the Plans, and the exercise price, grant price or purchase price relating to any such award under our 2010 Stock Incentive Plan, 2019 Equity Incentive Plan, and 2020 Equity Incentive Plan, will be proportionately adjusted by the Compensation Committee to reflect the reverse stock split. The Compensation Committee will also determine the treatment of fractional shares subject to outstanding awards under the Plans. Accordingly, pursuant to the authority provided under the Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Plans-based awards, which would also be proportionally adjusted by the ratio approved by the Board within the Split Ratio Range.
As of the Record Date, we had outstanding 843,908 shares of our Series A Preferred Stock. When the reverse stock split becomes effective, the number of shares of our Series A Preferred Stock outstanding will remain unchanged, but the conversion price of the Series A Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event (excluding any treasury shares). Accordingly, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be proportionally adjusted by the reverse stock split.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends
We have never declared or paid cash dividends on our Common Stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of Common Stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our Common Stock.
Accounting Matters
The reverse stock split would not affect the par value of our Common Stock, which would remain unchanged at $0.001 per share. As a result, on the effective date, the present value of the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced based on the designated reverse stock split ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.
Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our Common Stock with a broker and having any questions in this regard should contact their broker.
Registered “Book-Entry” Holders of Our Common Stock
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our Common Stock held following the reverse stock split.
If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.
No Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.
Material Federal Income Tax Consequences of the Reverse Stock Split
The following is a general summary of certain material U.S. federal income tax consequences of the reverse stock split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986 (the “Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; (vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our common stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons holding our common stock as “qualified small business stock” under Section 1202 of the Code; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

It is intended that the reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the reverse stock split to shares of common stock received pursuant to the reverse stock split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the reverse stock split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.
Vote Required
The affirmative vote of a majority of the shares of Common Stock cast at the Special Meeting is required for the approval of this proposal. Abstentions will have no effect on this proposal. There will be no broker non-votes on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF
PROPOSAL THREE.

PROPOSAL FOUR: ADJOURNMENT PROPOSAL
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IN THE
REASONABLE DISCRETION OF THE BOARD, THE CHAIR OF THE BOARD, THE PRESIDENT OR THE CORPORATE SECRETARY OF THE COMPANY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ISSUANCE PROPOSAL, THE D&O ISSUANCE PROPOSAL OR THE REVERSE STOCK SPLIT PROPOSAL
Background
If, at the Special Meeting, the number of shares of our Common Stock present or represented and voting in favor of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal is insufficient to approve such proposal, the Board, the Chair of the Board, the President or the Corporate Secretary of the Company, in its or his or her reasonable discretion, may move to adjourn the Special Meeting in order to enable our Board to continue to solicit additional proxies in favor of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal.
Our Board believes that if the number of shares of our Common Stock present in person virtually or represented by proxy at the Special Meeting and voting in favor of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal is insufficient to approve such proposal, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, or any adjournment or postponement thereof, to use the additional time to solicit additional proxies in favor of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal.
Additionally, approval of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal could mean that, in the event we receive proxies indicating that a majority of the number of shares of our Common Stock present in person virtually or represented by proxy at the Special Meeting will vote against the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal, as applicable, and use the additional time to solicit the holders of those shares to change their vote in favor of the Issuance Proposal, the D&O Issuance Proposal or the Reverse Stock Split Proposal, as applicable.
Vote Required
The affirmative vote of a majority of the shares of Common Stock cast at the Special Meeting is required for the approval of this proposal. Abstentions will have no effect on this proposal. There will be no broker non-votes on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF
PROPOSAL FOUR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of January 13, 2025 for: (i) each director and nominee for director, (ii) each of our named executive officers, and (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock.
Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of January 13, 2025, through the exercise of any options, warrants or other rights. In computing the percentage beneficial ownership of a person, Common Stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of January 13, 2025 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to the foregoing, percentage of beneficial ownership is based on 52,982,288 shares of our Common Stock outstanding as of January 13, 2025.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Directors and Named Executive Officers:
Leslie Trigg(1)	1,333,061	2.5%
Nabeel Ahmed(2)	189,304	*
John Brottem(3)	128,981	*
Marc Nash(4)	149,471	*
Karen Drexler	23,232	*
D. Keith Grossman(5)	269,420	*
Patrick T. Hackett(6)	55,823	*
Dale E. Jones(7)	20,389	*
Brent D. Lang(8)	36,010	*
Andrea L. Saia	22,892	*
All current executive officers and directors as a group (10 persons)(9)	2,228,583	4.1%
5% Stockholders:
FMR LLC(10)	4,773,776	9.0%
T. Rowe Price Investment Management, Inc.(11)	3,166,747	6.0%
The Vanguard Group(12)	2,644,534	5.0%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)
Consists of (i) 388,638 shares of Common Stock held directly by Ms. Trigg, (ii) 8,770 shares of Common Stock held by The Trigg Family Trust U/A DTD 01/01/2002, (iii) 745,859 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025, and (iv) 189,794 shares of Common Stock issuable pursuant to the vesting of RSUs and PSUs within 60 days of January 13, 2025.

(2)
Consists of (i) 63,817 shares of Common Stock held by Mr. Ahmed, (ii) 50,505 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025, and (iii) 74,982 shares of Common Stock issuable pursuant to the vesting of RSUs and PSUs within 60 days of January 13, 2025.

(3)
Consists of (i) 23,879 shares of Common Stock held by Mr. Brottem, (ii) 37,306 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025, and (iii) 67,796 shares of Common Stock issuable pursuant to the vesting of RSUs and PSUs within 60 days of January 13, 2025.

(4)
Consists of (i) 43,564 shares of Common Stock held by Mr. Nash, (ii) 40,553 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025, and (iii) 65,354 shares of Common Stock issuable pursuant to the vesting of RSUs and PSUs within 60 days of January 13, 2025.

(5)
Consists of (i) 49,035 shares held directly by Mr. Grossman, (ii) 5,186 shares of Common Stock held by The D. Keith and Hallie H. Grossman Family Living Trust and (iii) 215,199 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025.

(6)	Consists of (i) 17,849 shares of Common Stock held by Mr. Hackett and (ii) 37,974 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of January 13, 2025.
(7)	Consists of (i) 19,860 shares of Common Stock held by Mr. Jones and (ii) 529 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of January 13, 2025.
(8)	Consists of (i) 27,007 shares of Common Stock held by Mr. Lang and (ii) 9,003 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of January 13, 2025.
(9)
Consists of (i) 693,729 shares of Common Stock owned by our current executive officers and directors, (ii) 1,127,396 shares of Common Stock issuable pursuant to stock options held by our current executive officers and directors that are exercisable within 60 days of January 13, 2025 and (iii) 407,458 shares of Common Stock issuable pursuant to the vesting of RSUs and PSUs held by our current executive officers and directors within 60 days of January 13, 2025.

(10)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024 by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has sole voting power with respect to 4,766,119 shares of Common Stock and sole dispositive power with respect to 4,773,776 shares of Common Stock. Abigail P. Johnson has sole dispositive power with respect to 4,773,776 shares of Common Stock. The address for each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(11)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). T. Rowe Price has sole voting power with respect to 943,602 shares of Common Stock and sole dispositive power with respect to 3,166,747 shares of Common Stock. The address of T. Rowe Price is 101 East Pratt Street, Baltimore, Maryland, 21201.

(12)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group (“Vanguard”). Vanguard has sole dispositive power with respect to 2,626,544 shares of Common Stock and shared dispositive power with respect to 17,990 shares of Common Stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If you share an address with another stockholder and receive only a single copy of our proxy materials, but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials but would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Beneficial owners should contact their broker to request information about householding procedures. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.
Stockholder Proposals and Nominations
In order to be considered for inclusion in the proxy materials for our 2025 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act needed to be received by our Corporate Secretary at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134 on or before December 12, 2024, and must have otherwise complied with the procedures and requirements set forth in Rule 14a-8.
Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2025 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2025 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than January 29, 2025 and no later than 5:00 p.m. Eastern Time on February 28, 2025. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our principal executive offices at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134, Attn: Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 31, 2025.
Other Matters
Our Board is not aware of any other matters that will be presented for consideration at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Special Note Regarding Forward Looking Statements
This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Special Meeting (the “Other Materials”) contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Background of the Solicitation” and other sections of this Proxy Statement, as well as the Other Materials and include, without limitation, the expected benefits of the PIPE Transaction and debt financing and our current projections regarding cash flow breakeven. These forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
Where You Can Find More Information
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC is available free of charge on our website at www.outsetmedical.com or on the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our 2023 annual report, including financial statements but excluding exhibits, as well as any other document incorporated herein by reference, without charge by sending a written request to: Outset Medical, Inc., Attention: Corporate Secretary, 3052 Orchard Drive, San Jose, California 95134.
The Company’s Common Stock is listed on the Nasdaq Global Select Market and trades under the symbol “OM.”

By order of the Board of Directors,

John L. Brottem, General Counsel and Secretary San Jose, California 95134

APPENDIX A
CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OUTSET MEDICAL, INC.
Outset Medical, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST: The name of the Corporation is Outset Medical, Inc. The Corporation was originally incorporated under the name Home Dialysis Plus, LTD. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on May 5, 2003.
SECOND: The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation in the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation:
RESOLVED: The Amended and Restated Certificate of Incorporation is hereby amended and restated to include a new Section 4.5 in Article IV as follows:
4.5 Reverse Stock Split. Upon the filing and effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each [ ]1 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (as defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without increasing or decreasing the par value of each share (the “Reverse Stock Split”).
No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split held by a holder prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. Any fractional share resulting from such aggregation upon the Reverse Stock Split shall be rounded down to the nearest whole number. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on The Nasdaq Global Select Market on the last trading day prior to the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split). The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.
[1]
This amendment approves the combination of not less than ten nor more than fifteen shares of the Corporation’s Common Stock into one share of the Corporation’s Common Stock, with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Corporation’s Board of Directors. If the Reverse Stock Split Proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stakeholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

A-1

THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.
FOURTH: The Certificate of Amendment of the Amended and Restated Certificate of Incorporation so adopted reads in full as set forth above and is hereby incorporated herein by this reference. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.
FIFTH: The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [DATE], 202[5] (the “Effective Time”).

OUTSET MEDICAL, INC.

By:
Name:
Title:

A-2

OUTSET MEDICAL, INC.
3052 ORCHARD DR.
SAN JOSE, CA 95134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OM2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61049-S07050

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTSET MEDICAL, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the Special Meeting and Proxy Statement are available at www.proxyvote.com.

V61050-S07050

OUTSET MEDICAL, INC.
Special Meeting of Stockholders
March 5, 2025 at 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Leslie Trigg and John Brottem, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OUTSET MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually via live audio webcast at 8:30 a.m. Pacific Time on March 5, 2025 at www.virtualshareholdermeeting.com/OM2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side